USAA INVESTMENT
                                 CODE OF ETHICS
                POLICY ON PERSONAL TRADING AND RELATED ACTIVITIES


                                  LAST AMENDED:
                       JULY 1, 2006; SEPTEMBER 20, 2007;
                        JANUARY 1, 2008; OCTOBER 1, 2008;
                                 OCTOBER 1, 2009


                                TABLE OF CONTENTS

I.    Background .............................................................2

II.   Definitions ............................................................4

III.  Investment Code of Ethics Committee ....................................4

IV.   Affirmative Obligations of Persons Subject to Code .....................5

V.    Restrictions as to Gifts and Service on Board of Directors .............6

VI.   Restrictions on Personal Investing Activities ..........................7

VII.  Pre-Clearance of Personal Covered Securities Transactions .............10

VIII. Reporting, Disclosure and Administration Requirements .................13

Appendix A - Definitions ....................................................20

Appendix B - Beneficial Ownership ...........................................26

Appendix C - Pre-Clearance and Reporting Requirements by Security Type ......29

Appendix D -Reporting Requirements by Account Type ..........................30

Policy Statement Concerning Insider Trading .................................31

Disclosure of Portfolio Holdings Policy .....................................36


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I.        BACKGROUND

1. This Investment Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Shareholder Account Services (SAS), each of the USAA FUNDS (as defined in Appendix A), USAA Financial Planning Services Insurance Agency, Inc. (FPS), and USAA Financial Advisors, Inc. (FAI) to comply with Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940, which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

2. The purposes of this Code are (1) to implement the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by personnel covered by this Code in connection with their personal transactions in: (i) COVERED SECURITIES held or to be acquired by the USAA FUNDS or other clients of IMCO (other IMCO-managed accounts) and
          (ii) REPORTABLE USAA FUNDS, (2) to ensure compliance with various rules related to certain activities of broker-dealer representatives of IMCO and/or FAI; and (3) to avoid conflicts of interest so that the best interests of investors in the USAA FUNDS and other clients of IMCO as well as USAA members and customers will be served.

3. In adopting this Code, the Investment Code of Ethics Committee and the Board of Trustees of the USAA FUNDS emphasize that all persons covered by this Code must agree:

          (a) to place the interests of USAA FUND shareholders and other IMCO-managed accounts above their own personal interests;

          (b) to refrain, in the conduct of all of their personal affairs, from taking any inappropriate advantage of their roles and responsibilities with IMCO, SAS, FPS, FAI and the USAA Funds;

          (c) to refrain from the intentional creation or spreading of false information intended to affect securities prices, or other potentially manipulative conduct;

          (d)   to comply with the FEDERAL SECURITIES LAWS; and

          (e) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's roles and responsibilities with IMCO, SAS, the USAA Funds, FPS and FAI.

4. This Code is intended to be administered together with the "Policy Statement Concerning Insider Trading" (the IMCO/FPS Insider Trading Policy) as adopted and

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          revised,  from  time  to  time,  by  the  Investment  Code  of  Ethics
          Committee, and the USAA FUNDS' "Disclosure of Portfolio Holdings Policy" (the USAA Funds' Portfolio Holdings Policy) as adopted and revised, from time to time, by the USAA FUNDS' Board of Trustees. In addition, you may be subject to other USAA policies such as, among others, the "USAA Code of Business Ethics and Conduct" (including the "whistleblower" "conflicts of interest" and "FAQ" provisions contained therein) and the "USAA Honor Code."

5. In adopting this Code, the Investment Code of Ethics Committee and the USAA Funds' Board of Trustees have considered:

          (a) how the Code's restrictions and procedures as to compliance should be framed in light of legal and ethical obligations to the USAA FUNDS and all other IMCO-managed accounts;

          (b) the overall nature of the operations of IMCO, SAS, the USAA FUNDS, FPS and FAI; and

          (c) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to nonpublic information (including PORTFOLIO MANAGERS, analysts, traders, fund accountants, other investment personnel and all ACCESS PERSONS in general).

6. The Investment Code of Ethics Committee and the Board of Trustees have determined that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

7. The reporting obligations and restrictions on personal investing may not apply to certain employees, officers and directors of FPS at the discretion of the Chief Compliance Officer, but in any event shall not be applicable to non-officer employees of New Member Solutions (NMS). The reporting obligations and restrictions on personal investing may not apply to these persons due to the nature of the operations of FPS, including the fact that certain of the directors, officers and employees of FPS:

          a. Provide no recommendations about the purchase of individual securities and, hence, do not possess the sort of nonpublic securities recommendations that they could exploit to the detriment of clients;

          b. Open no securities accounts and effect no discretionary or nondiscretionary trades on behalf of USAA customers and, hence, do not possess the sort of client information that they could exploit for their own benefit; and

          c. Have no access to material nonpublic information about the holdings or transactions of the USAA FUNDS or other IMCO-managed accounts and, hence, are not in a position to benefit unfairly from such information.

II.       DEFINITIONS

          For the definitions of bolded terms used throughout this Code, see Appendix A.

III.      INVESTMENT CODE OF ETHICS COMMITTEE

1. PURPOSE, AUTHORITY AND RESPONSIBILITIES An Investment Code of Ethics Committee (Committee) has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committee of the USAA FUNDS receives recommendations from the
          Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA FUNDS.

          The Committee shall perform an annual review of the Code, IMCO/FPS Insider Trading Policy and the USAA Funds' Portfolio Holdings Policy to discuss (1) what, if any, changes may be appropriate; and (2) any compliance matters.

          Upon completion of the annual review, the CHIEF COMPLIANCE OFFICER, on behalf of the Committee and the USAA FUNDS, shall prepare an annual written report to the USAA FUNDS' Board of Trustees that at a minimum
          (1) summarizes existing procedures contained in the Code and any changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; (3) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations; and (4) certifies that the USAA FUNDS, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

          In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committee of the USAA FUNDS summarizing the provisions of the Code as they apply to the INDEPENDENT TRUSTEES and proposing any changes to the Code as they apply to INDEPENDENT TRUSTEES.

          The Committee Charter (Charter) contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the CHIEF COMPLIANCE OFFICER upon request and should be treated as the confidential property of USAA.

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2.        VIOLATIONS;   INVESTIGATIONS;    EMPLOYMENT-RELATED   SANCTIONS   AND
          DISGORGEMENT
          The office of the CHIEF COMPLIANCE OFFICER is granted authority to issue a letter of caution or verbal warning for any violation of the substantive or procedural requirements of this Code. A summary of all letters of caution and verbal warnings issued will be provided to the Committee on a quarterly basis.

          The Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. The Committee also maintains written "guidelines for disciplinary actions related to nonmaterial code violations." In the event that a material violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein.

          Authority is also granted to the Committee to issue directions, by way of fine, disgorgement of any security or money gained, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.       AFFIRMATIVE OBLIGATIONS OF PERSONS SUBJECT TO CODE

1.        ANNUAL CERTIFICATION
          Upon initial employment or association with IMCO, SAS, FPS, FAI or other entity designated by the CHIEF COMPLIANCE OFFICER and no less frequently than annually thereafter all Reporting Persons, Access Persons, Pre-Clearance Personnel and INDEPENDENT TRUSTEES shall be informed of all reporting obligations required by this Code and shall:

          (a) affirm in writing (which may be done electronically) their receipt of, reading of, familiarity with, understanding of and agreement to comply with:

                (i)  those provisions of this Code that pertain to them;

                (ii) all provisions of the IMCO/FPS Insider Trading Policy; and

                (iii)all provisions of the USAA Funds' Portfolio Holdings
                     Policy.

          (b) agree in writing (which may be done electronically) to report any violations of this Code to the CHIEF COMPLIANCE OFFICER and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the IMCO/FPS Insider Trading Policy or the USAA Funds' Portfolio Holdings Policy, have occurred.

          (c) certify in writing (which may be done electronically) compliance with those provisions of this Code (including, in particular, the brokerage and/or Reportable USAA Fund account and
                transaction  reporting   requirements  of  the  Code),  and

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                the  IMCO/FPS   Insider  Trading  Policy  and  the  USAA  Funds'
                Portfolio Holdings Policy, at all times since the effective date of such person's last such certification.

2.        ACCESS PERSON LIST
          The CHIEF COMPLIANCE OFFICER (or such officer's designee) shall:
          (a) maintain a list of all ACCESS PERSONS, to be updated as soon as practicable, but no less frequently than on a monthly basis; and

          (b) issue timely notice to all employees of their addition to, or removal from, such list.

3.        CONFLICT(S) OF INTEREST/TRADING INFORMATION
          With respect to any material conflict(s) of interest which an ACCESS PERSON or INDEPENDENT TRUSTEE may have with regard to any COVERED SECURITY in which he or she has a direct or indirect BENEFICIAL OWNERSHIP interest (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA FUND or other IMCO-managed account, such ACCESS PERSON or INDEPENDENT TRUSTEE shall make prompt written disclosure to the CHIEF COMPLIANCE OFFICER as well as, with respect to an ACCESS PERSON, the department head in the ACCESS PERSON'S area of the firm.

 V.       RESTRICTIONS AS TO GIFTS AND SERVICE ON BOARD OF DIRECTORS

1. GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS In addition to those provisions of the USAA Ethics office conflict of interest guidelines under the FAQ section and NASD Conduct Rules relating to the giving or receipt of gifts and other benefits, all REPORTING PERSONS are prohibited from receiving or giving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or to or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS, any USAA FUND, FPS or FAI. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a nonlavish nature are excepted from this prohibition. Questions should be directed to your respective ethics officer representative or the CHIEF COMPLIANCE OFFICER.

2.        SERVICE ON BOARD OF DIRECTORS OF PUBLIC COMPANY

          (a)   GENERAL RULE
                ACCESS PERSONS are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Committee.

          (b)   APPLICATIONS FOR APPROVAL
                Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the CHIEF COMPLIANCE OFFICER for

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                prompt  forwarding  to  the  Committee.  In  dealing  with  such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

          (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
                Whenever any ACCESS PERSON is granted approval to serve as a director of a publicly traded company, he or she shall personally refrain from participating in any deliberations, recommendations or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA FUND or other IMCO-managed account. All appropriate PORTFOLIO MANAGERS are to be advised in writing by the CHIEF COMPLIANCE OFFICER that the specific ACCESS PERSON is to be excluded from such decisions.

VI.       RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.        REPORTABLE USAA FUNDS
          All persons covered by this Code must always conduct their personal investing activities in REPORTABLE USAA FUNDS in which they have any direct or indirect Beneficial Ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies in REPORTABLE USAA FUNDS that are consistent with their financial resources and objectives. IMCO, SAS, the USAA FUNDS, FPS and FAI discourage short-term trading strategies.

          ACCESS PERSONS must hold their investments in REPORTABLE USAA FUNDS in brokerage accounts with USAA Investment Management Company or in accounts with the REPORTABLE USAA FUNDS' transfer agent, unless otherwise approved by the CHIEF COMPLIANCE OFFICER (or such officer's designee).

          EXCESSIVE TRADING in REPORTABLE USAA FUNDS by ACCESS PERSONS is not permitted. Any ACCESS PERSON covered by this Code who is identified as having engaged in EXCESSIVE TRADING in REPORTABLE USAA FUNDS will be issued a letter of caution or warning under Section III.2 unless such person can demonstrate to the Committee in writing in advance of the transaction that a BONA FIDE and sufficient personal or family economic hardship exists warranting the gravity of an exception.

2.        INITIAL PUBLIC OFFERINGS
          No ACCESS PERSON or REGISTERED EMPLOYEE shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any INITIAL PUBLIC OFFERING by or on behalf of the issuer of such security.

3. INVESTMENT OR OTHER SIMILAR CLUBS OR GROUPS AND INVESTMENT CONTESTS Participation by REPORTING PERSONS in any investment or other similar club or outside investment contest is generally prohibited and requires advance authorization


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          by, and  continuous  compliance  with such terms and conditions as the
          CHIEF COMPLIANCE OFFICER may impose.

4.        LIMITED OFFERING TRANSACTIONS

          (a)   GENERAL RULE
                No ACCESS PERSON may purchase a security in a LIMITED OFFERING transaction (e.g., private placements, hedge funds, private investment partnerships and other private interests) without obtaining the advance written approval of the CHIEF COMPLIANCE OFFICER. If a LIMITED OFFERING security is owned at the time the individual becomes an ACCESS PERSON, the individual must identify such to the CHIEF COMPLIANCE OFFICER and continue to report in Protegent PTA.

          (b)   EXCEPTION
                In determining whether or not to grant approval of participation in a LIMITED OFFERING, the CHIEF COMPLIANCE OFFICER is directed to consider, among any other pertinent factors:

                (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA FUNDS or other IMCO-managed accounts; and

                (ii) whether the opportunity is or seems to have been made available to the ACCESS PERSON due to or by virtue of the position which he or she holds with IMCO and/or the USAA FUNDS.

          (c)   SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
                (i) ACCESS PERSONS who are granted advance written approval to purchase a security in a LIMITED OFFERING transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any conflict(s) of interest that might otherwise arise should IMCO, any USAA FUND or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

                (ii) In adopting this Code, IMCO acknowledges its responsibility to monitor activities of the firm and those of its ACCESS PERSONS to ensure that investment decisions on behalf of the USAA FUNDS and/or any other IMCO-managed account relating to any COVERED SECURITY whatsoever of an issuer with respect to which an ACCESS PERSON has obtained pre-acquisition approval will be subject to independent review by senior IMCO investment personnel having no personal interest in the issuer or any of its securities.

5.        COVERED SECURITIES "BLACK-OUT" TRADING RESTRICTIONS
          The following categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

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                (a)  2-DAY RESTRICTION. PRE-CLEARANCE PERSONNEL may not effect a
                     personal   securities   transaction  if  (i)  a  USAA  FUND
                     portfolio  or  other  account  managed   directly  by  IMCO
                     purchased or sold the same COVERED SECURITY or EQUIVALENT COVERED SECURITY one trading day earlier; or (ii) the Pre-Clearance Personnel has actual knowledge regarding whether the same Covered Security or Equivalent Covered Security is being considered for purchase or sale on the current or next trading day by a USAA FUND portfolio or other account managed directly by IMCO.

                     ACCESS PERSONS or INDEPENDENT TRUSTEES with actual knowledge regarding a COVERED SECURITY or EQUIVALENT COVERED SECURITY purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA FUND portfolio or other account managed directly by IMCO may not effect a personal securities transaction involving such COVERED SECURITY or EQUIVALENT COVERED SECURITY.

                (b) 14-DAY RESTRICTION. PORTFOLIO MANAGERS may not effect a personal covered securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY by or on behalf of any USAA FUND or other IMCO-managed account for which he or she serves as PORTFOLIO MANAGER.

                In the event that a personal covered securities transaction is effected in contravention of either of the two foregoing restrictions, the PRE-CLEARANCE PERSONNEL, ACCESS PERSON, INDEPENDENT TRUSTEE or PORTFOLIO MANAGER involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE transaction), promptly (1) advise the office of the CHIEF COMPLIANCE OFFICER of the violation, and (2) comply with whatever directions, by way of disgorgement, which the CHIEF COMPLIANCE OFFICER may issue in order for the violation to be fully and adequately rectified.

6.        SHORT-TERM MATCHED  PROFIT  RESTRICTION  ON  COVERED  SECURITIES
          TRANSACTIONS
           (a)  PROHIBITED TRANSACTIONS
                PRE-CLEARANCE PERSONNEL, subject to the exceptions noted immediately below, shall not engage in any SHORT-TERM MATCHED
                PROFIT TRANSACTION within the meaning of this Code. You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days.

                (i) PRE-CLEARANCE PERSONNEL should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) purchase and sale or sale and purchase or security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or

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                involving options.  For example,  if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, a violation will be identified and any gain from the transactions must be disgorged to a USAA approved charity.

                (ii) Gains are calculated based on last in, first out (LIFO) method for purposes of this restriction. The Protegent PTA system does not have the capability to determine whether a security will be sold at a gain or loss and provide advance warning.

                (iii) Transactions are viewed across all account types. For example, a purchase in an IRA account and sale of the same or equivalent security in a personal brokerage account within 60 days at a gain would be a violation of this restriction.

          (b)   EXCEPTIONS
                The  CHIEF  COMPLIANCE   OFFICER  may,  and  is  hereby  granted
                authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

                (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA FUND or other IMCO-managed account (as, for example, where the COVERED SECURITY(IES) involved has (have) not recently been held, traded or actively considered for investment or trading by such accounts); or

                (ii) PRE-CLEARANCE PERSONNEL can demonstrate prior to the transaction that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

                Exceptions    should   be   granted   only   upon    meritorious
                circumstances.

7.        OTHER RESTRICTIONS
          ACCESS PERSONS are prohibited from using options or other derivative instruments to evade the restrictions of this Code. ACCESS PERSONS may not use options transactions with respect to a COVERED SECURITY if the Code would prohibit taking the same position or making the same transaction directly in the COVERED SECURITY.

VII.      PRE-CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS

1.        REQUIREMENT TO SEEK AND OBTAIN PRE-CLEARANCE APPROVAL OF TRANSACTIONS.
          PRE-CLEARANCE PERSONNEL shall, prior to the execution of any personal securities transaction in a COVERED SECURITY, including any voluntary contributions or redemptions to Dividend Reinvestment Plans (DRIPs), Employee Stock Option

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          Plans (ESOPs) and Employee  Stock  Purchase  Plans  (ESPPs),  or other similar stock plans in which they will have any direct or indirect Beneficial Ownership, be required to seek and obtain the express approval through the PTA system. See other special pre-clearance requirements for limited offering under Section VI.4. SEE APPENDIX C FOR A LISTING OF PRE-CLEARANCE REQUIREMENTS FOR VARIOUS SECURITY TYPES.

          INDEPENDENT TRUSTEES and ACCESS PERSONS, other than those who are also PRE-CLEARANCE PERSONNEL, shall not be required to obtain the express approval of the execution of any personal securities transaction in a COVERED SECURITY provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the COVERED SECURITY at issue or any EQUIVALENT COVERED SECURITY was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA FUND or other account managed directly by IMCO. Should such INDEPENDENT TRUSTEE or ACCESS PERSON believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval as prescribed in the preceding paragraph.

2.        PRE-CLEARANCE REQUEST PROCESS
          The pre-clearance request process is completed electronically through the PTA web based system. All requests for pre-clearance must receive approval through the PTA system prior to placement of a trade. Transaction approvals granted for requests must be executed by the end of the trading day (generally, 3 p.m. CT) in which the approval is authorized (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Monday). You will be required to furnish whatever information is called for by PTA system or the office of the CHIEF COMPLIANCE OFFICER.

          Exemptions to pre-clearance requests denied may be granted by the office of the CHIEF COMPLIANCE OFFICER upon prior written request. The CHIEF COMPLIANCE OFFICER, or his or her delegate, shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a COVERED SECURITY would violate any express provision of this Code, or would otherwise give rise to a material conflict of interest, and shall take such action as may be consistent with such determination.

3.        DE MINIMIS EXEMPTION
          Certain large cap securities at the discretion of the office of the CHIEF COMPLIANCE OFFICER (e.g., S&P 500 Index securities) will receive approval when submitted to PTA for pre-clearance that would otherwise be denied under restrictions provided in Section VI., 5. Such transactions will be subject to the other provisions of the Code, with the exception of the short-term matched profit restriction. Options on these securities do not qualify for this exemption.

4.        EFFECT OF  PRE-EXECUTION  CLEARANCE  OF  PERSONAL  COVERED  SECURITIES
          TRANSACTIONS
          Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of good faith on your part, which may be considered by the Committee should a violation of any other provision of this Code be determined to have occurred.

5.        LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS
          The Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions in COVERED SECURITIES may be executed. Such terms and conditions may be amended, from time to time. At a minimum, such terms and conditions shall include requirements that you acknowledge, by electronically signing the request form:

          (a) his or her responsibility, pursuant to paragraph VIII.2(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provides a duplicate confirmation of the trade, when executed, directly to the office of the CHIEF COMPLIANCE OFFICER and

          (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon no later than the close of the New York Stock Exchange on the business day of the clearance approval, the clearance, unless the CHIEF COMPLIANCE OFFICER, or his or her delegate, upon written request, extends the approval for an additional trading day, shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the PRE-CLEARANCE PERSONNEL, INDEPENDENT TRUSTEE or ACCESS PERSON.

6.        DENIALS OF PRE-CLEARANCE
          Denials of requests for pre-clearance will be provided by the PTA system electronically or the CHIEF COMPLIANCE Officer, in writing. The CHIEF COMPLIANCE OFFICER, or his or her delegate, may deny or revoke pre-clearance for any reason that is deemed to be consistent with the spirit of this Code.

7.        APPEALS
          You may appeal to the Investment Code of Ethics Committee for a hearing as to reasons why a denial of pre-clearance by the CHIEF COMPLIANCE OFFICER should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

          Requests for an appeal must be in writing, stating all reasons therefore, and delivered to the office of the CHIEF COMPLIANCE OFFICER not later than seven (7) calendar days following the date of final denial of the pre-clearance request.

VIII.     REPORTING, DISCLOSURE AND ADMINISTRATION REQUIREMENTS

          Reporting, disclosure and administration requirements to effectuate and monitor compliance with this Code, the IMCO/FPS Insider Trading Policy, Rule 17j-1 under the Investment Company Act of 1940, Rules 204A-1 and 204-2(a)(12) and (13) under the Investment Advisers Act of 1940, and certain Financial Industry Regulatory Authority (FINRA) rules. See Appendix C for a listing of reporting requirements for various security types.

1.        INITIAL HOLDINGS REPORTS
          ACCESS PERSONS, no later than 10 days after a person is designated as such, must provide and certify in the PTA system the following personal holdings information (which must be current as of a date no more than 45 days prior to the date the person becomes an ACCESS PERSON): (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED SECURITY and REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; (b) the name of any broker, dealer or bank with which the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and (c) the date that the report is submitted by the ACCESS PERSON.

2.        BROKERAGE ACCOUNT AND USAA FUND ACCOUNT  reporting,  CONFIRMATIONS AND
          STATEMENTS

          REPORTING PERSONS must report in PTA any new brokerage accounts within 15 days of the account's being opened. In addition, all ACCESS PERSONS must report in PTA any new REPORTABLE USAA FUND accounts within 15 days of the account's being opened. This includes accounts opened with USAA Brokerage Services and the USAA FUNDS' transfer agent, SAS. The closing of an account is also done via the Protegent PTA Code of Ethics reporting system. See Appendix D for a listing of reporting requirements by account type.

          REPORTING PERSONS, ACCESS PERSONS and PRE-CLEARANCE PERSONNEL are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following brokerage account documents:

          (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any COVERED SECURITY in which the REPORTING PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the COVERED SECURITY which was the subject of the transaction; and

          (b) any regular periodic or other statements reflecting personal securities transaction activity in any COVERED SECURITY within any account with a securities broker-dealer in which the REPORTING PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

          ACCESS  PERSONS  are also  required  to ensure  that the office of the
          CHIEF  COMPLIANCE  OFFICER  is  furnished   duplicate  copies  of  the
          following documents:

          (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any REPORTABLE USAA FUND in which the ACCESS PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the REPORTABLE USAA FUND which was the subject of the transaction; and

          (b) any regular periodic or other statements reflecting personal securities transaction activity in any REPORTABLE USAA FUND within any account with a securities broker-dealer in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

          Such copies shall be provided to the CHIEF COMPLIANCE OFFICER at the time that the ACCESS PERSON receives his or her copies from the broker-dealer.

3.        REPORTABLE USAA FUNDS' ACCOUNTS WITH USAA TRANSFER AGENT
          ACCESS PERSONS' transactions information in any REPORTABLE USAA FUND held in an account with the REPORTABLE USAA FUNDS' transfer agent will be provided directly to the PTA system (provided the account has been properly reported through the system) by the REPORTABLE USAA FUNDS' transfer agent.

          Note that for any newly opened USAA Fund accounts, notification and account information must have been previously provided, as required, in order for the office of the CHIEF COMPLIANCE OFFICER to receive such information. See instructions to report new accounts in the quick reference guide on PTA.

4.        QUARTERLY TRANSACTION REPORTS
          ACCESS PERSONS shall submit electronically through the PTA system on a calendar quarterly basis a report (Certification of Quarterly Transactions) of all personal securities transactions. The Certification of Quarterly Transactions must also include any voluntary contributions or redemptions to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), Employee Stock Purchase Plans (ESPPs) or similar stock compensation plans. To facilitate certification of this report, a listing of transactions for which the CHIEF COMPLIANCE OFFICER (or such officer's designee) has received duplicate confirmations or other information during that quarter will be provided through the PTA system. An ACCESS PERSON shall report any information that is missing or incorrect (e.g., DRIP transactions) by sending an e-mail to imcofpscodeofethics@usaa.com.

          Such Certification of Quarterly Transactions shall be certified in the PTA system no later than 30 calendar days after the end of each calendar quarter. The Certification of Quarterly Transactions should not include any transactions in USAA money market funds or "EXCEPTED SECURITIES" as defined in Appendix A. The Certification of

          Quarterly Transactions is required regardless of whether or not the ACCESS PERSON had any securities transactions activity during the quarter.

          The  Certification  of  Quarterly   Transactions   shall  contain  the
          following information:

          (a) the date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each COVERED Security or REPORTABLE USAA FUND involved;

          (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c) the price of the COVERED SECURITY or REPORTABLE USAA FUND at which the transaction was effected; and

          (d) the name of the broker, dealer, bank or transfer agent with or through which the transaction was effected.

          (e)  the date that the report was submitted by the ACCESS PERSON.

          INDEPENDENT TRUSTEES OF USAA FUNDS REPORTING EXEMPTION: While INDEPENDENT TRUSTEES are generally not required to submit quarterly reports, an INDEPENDENT TRUSTEE must submit a quarterly report as described in this section if at the time of execution of the given personal securities transaction, he or she knew, in the ordinary course of fulfilling his or her official duties as an INDEPENDENT
          TRUSTEE, or should have known that during the 15-day period immediately before or after his or her transaction in a COVERED SECURITY, a USAA FUND purchased or sold the COVERED SECURITY, or a USAA FUND (or its investment adviser/subadviser) considered purchasing or selling the COVERED SECURITY. Independent Trustees must submit these reports to the CHIEF COMPLIANCE OFFICER within 30 days of the end of the calendar quarter in which the trade occurred.

5.        AUTOMATIC INVESTMENT PLANS

          ACCESS PERSONS transactions in COVERED SECURITIES and REPORTABLE USAA FUNDS effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in the Certification of Quarterly Transactions. If an ACCESS PERSON effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be included in the ACCESS PERSON'S Certification of Quarterly Transactions.

6.        ANNUAL HOLDINGS REPORTS

          ACCESS PERSONS must provide and certify annually in the PTA system, the following personal holdings information (which information must be current as of a date no more than 45 days before the report is submitted (generally, December 31 of the prior year)): (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED SECURITY and REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; and (c) the date that the report is submitted by the ACCESS PERSON.

7.        OTHER REPORTING AND DISCLOSURE REQUIREMENTS
          REPORTING PERSONS are required, upon initial association with IMCO, SAS, the USAA FUNDS, FPS or FAI to complete the assigned training course and to furnish a disclosure and identification of:

          (a)  all  accounts  with  securities   broker-dealers  in  which  the
               REPORTING PERSON currently has any direct or indirect BENEFICIAL OWNERSHIP interest;

          (b) any investment or other similar clubs or groups or outside investment contests in which the REPORTING PERSON wishes to participate (Participation in such clubs, groups or contests requires advance authorization and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose); and

          (c) any regular outside business interest and/or activities of the REPORTING PERSON (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which the REPORTING Person currently serves.

          An ACCESS PERSON shall also be required to furnish upon his or her initial association with IMCO, SAS, the USAA FUNDS, FPS or FAI a disclosure and identification of all other accounts in which the ACCESS PERSON holds any REPORTABLE USAA FUND, whether held in a brokerage account with IMCO or in accounts with the REPORTABLE USAA FUNDS' transfer agency, SAS.

          Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by REPORTING PERSONS to the attention of the office of the CHIEF COMPLIANCE OFFICER prior to the occurrence of developments within the scope of sub-paragraph
          (b) above, and promptly following occurrences within the scope of sub-paragraphs (a) and (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the CHIEF COMPLIANCE OFFICER.

8.        EXEMPTION TO REPORTING REQUIREMENTS
          A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and COVERED SECURITIES or REPORTABLE USAA FUNDS held in, any account over which the person had no direct influence or control.

          Refer to Appendix B for discussion of influence or control, or contact the office of the CHIEF COMPLIANCE OFFICER.

          Furthermore, Certifications of Quarterly Transactions need not be filed for any transaction effected in a NON-DISCRETIONARY ACCOUNT if the CHIEF COMPLIANCE OFFICER, after a thorough review, is satisfied that the ACCESS PERSON truly has no discretion over the account or has delegated discretion to an independent third party by agreement. Prior approval is required from the CHIEF COMPLIANCE OFFICER before such account can be exempted from quarterly reporting and pre-clearance requirements. In making requests for Certification of Quarterly Transaction exemptions, ACCESS PERSONS will be required to furnish whatever information is called for by the office of the CHIEF COMPLIANCE OFFICER.

9.        TRAINING
          REPORTING PERSONS, ACCESS PERSONS and PRE-CLEARANCE PERSONNEL, upon initially being designated as such, and on an annual basis thereafter, are required to complete an on-line training course about the Code.

10.       ANNUAL REPORT TO THE USAA FUNDS' BOARD OF TRUSTEES
          Annually, a written report will be delivered to the USAA FUNDS' Board of Trustees that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

11.       REVIEW AND  APPROVAL OF THE CODE OF ETHICS BY THE USAA FUNDS' BOARD OF
          TRUSTEES

          (a) The USAA FUNDS' Board of Trustees, including a majority of Trustees who are not interested persons of the USAA FUNDS, must review and approve any material changes to the Code.

          (b) A material change to the Code must be approved by the USAA FUNDS' Board of Trustees no later than six months after adoption of the material change.

          (c) The USAA FUNDS' Board of Trustees must base approval on a determination that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from violating the Code by engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT.

12.       REVIEW OF REPORTS
          The CHIEF COMPLIANCE OFFICER or his authorized designee shall review the above-described reports pursuant to procedures established by the CHIEF COMPLIANCE OFFICER (or such officer's designee). The CHIEF COMPLIANCE OFFICER shall report the results of his review to the Committee.

13.       RECORDKEEPING REQUIREMENTS
          The  following  records must be  maintained by the office of the CHIEF
          COMPLIANCE   OFFICER  and  shall  be  made  available  for  reasonable
          periodic, special or other examination:

          (a) Copies of the Investment Code of Ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

          (b) Records of any violation of the Investment Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (c) Copies of each report required to be made by an ACCESS PERSON including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (d) Records of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

          (e) Copies of each report to the USAA FUNDS' Board of Trustees must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (f) Records of any decision, and the reasons supporting the decision, to approve the acquisition by an INTERESTED ACCESS PERSON of securities under LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted; and

          (g) Record of written affirmations made by each REPORTING PERSON or INDEPENDENT TRUSTEE in accordance with section IV.1 of this Code, for at least five years after the end of (i) the REPORTING PERSON'S employment or association with IMCO, SAS, FPS, FAI or other entity designated by the CHIEF COMPLIANCE OFFICER or (ii) the INDEPENDENT TRUSTEE'S service as a Trustee of any USAA FUND.

14.       DISCLOSURE REQUIREMENTS
          Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA FUNDS.

15.       CONFIDENTIALITY OF REPORTS
          Reports provided to the CHIEF COMPLIANCE OFFICER (or such officer's designee) under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules and regulations.

16.       QUESTIONS
          If you have any questions about your responsibilities under the Code, you can contact:

          |X| Jeff Hill, AVP Mutual Funds Compliance, at 8-3603 or
              JEFFREY.HILL@USAA.COM;
          |X| David Smith, AVP Securities Compliance,  at 8-8680 or
              DAVIDH.SMITH@USAA.COM;
          |X| Lynn Vale, Executive Director, FASG Legal Administration, at
              8-0226 or LYNN.VALE@USAA.COM;
          |X| Brenda Reyna, FASG Legal Administration, at 8-7978;
          |X| Antoinette Salazar, FASG Legal Administration, at 8-7354; |X| Or email the group mailbox: IMCOFPSCODEOFETHICS@USAA.COM.

                            APPENDIX A - DEFINITIONS


As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. ACCESS PERSON includes: (1) any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA FUNDS (except for the INDEPENDENT TRUSTEES), (2) any ADVISORY PERSON, (3) any person who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a USAA FUND, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (4) any other person designated by the CHIEF COMPLIANCE OFFICER.

2. ADVISORY PERSON means any IMCO or FPS employee, or other employee of USAA or its subsidiaries providing investment advice on behalf of IMCO or FPS and subject to IMCO or FPS's supervision and control:

     |X| whose functions relate to the making of recommendations with respect to purchases or sales of securities for IMCO-managed accounts, or
     |X| who has access to such recommendations that are nonpublic, or |X| who has access to nonpublic information regarding the purchase or sale of  securities  by any  one  or  more  of  the  USAA  FUNDS  or  other
          IMCO-managed accounts (such as USAA Strategic Fund Adviser or USAA Private Investment Management accounts), or
     |X| who has access to nonpublic information regarding the portfolio holdings of any REPORTABLE USAA FUND.

3. INDEPENDENT TRUSTEE means any trustee of a USAA FUND who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the COMMISSION thereunder.

4. REGISTERED EMPLOYEE means any officer or employee of IMCO, SAS, FPS, FAI or other USAA company affiliated with IMCO, FAI, or FPS, who is licensed and registered to engage in one or more categories of securities activities subject to the supervision and control of IMCO, FAI, or FPS.

5. PORTFOLIO MANAGER means any ACCESS PERSON who, with respect to any USAA FUND or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA FUND or account.

6. PRE-CLEARANCE PERSONNEL means (i) any PORTFOLIO MANAGER or any employee of the USAA FUNDS, IMCO or FPS (or of any company in a control relationship to the USAA FUNDS or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account (including, but not limited to, USAA Private Investment Management, an advisory service of IMCO); (ii) any natural person who controls the USAA FUNDS or investment adviser who regularly obtains information concerning recommendations made to the USAA FUNDS or other IMCO-managed account regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account; (iii) any officer of IMCO (at the level of assistant vice president or higher); (iv) the administrative assistants of those persons identified in subsections
     (i), (ii) and (iii) of this section; and (v) any other person who regularly obtains information concerning recommendations or securities transactions of the USAA FUNDS or other IMCO-managed account.

7. REPORTING PERSON means any officer or trustee of any USAA FUND (except for the INDEPENDENT TRUSTEES), any officer, director or employee of IMCO, SAS, FPS (excluding non-officer NMS employees and others at the discretion of the CHIEF COMPLIANCE OFFICER) or FAI, any REGISTERED EMPLOYEE, any ACCESS PERSON and any other person designated by the CHIEF COMPLIANCE OFFICER.

DEFINED SECURITIES AND ACCOUNTS

8. COVERED SECURITY encompasses each of the following (but not an EXCEPTED SECURITY or a REPORTABLE USAA FUND, each of which is separately defined below):

     |X| any note, stock, Treasury stock, security future, shares of a closed-end fund, shares of an exchange-traded fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights;

     |X|  any  put,  call,  straddle,   option  or  privilege  on  any  security
          (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or

     |X| in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

9. EQUIVALENT COVERED SECURITY means, with respect to another security (the SUBJECT SECURITY), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

10.  EXCEPTED SECURITY means any:
     (a) security issued by the government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund or share of any other registered open-end investment company (other than a REPORTABLE USAA FUND or an exchange-traded fund); and

     (b) any other form of "security" which the Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

          |X|  Specifically excepted under this subparagraph are the following:
               o Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)
               o  Investments  in the USAA  Strategic  Fund  Adviser program
               o Futures contracts on broad based indexes other than "security futures" (e.g., futures on broad-based indices, futures on crops)
               o  Investments in the USAA Global Opportunities Portfolio product

     In accordance with interpretations of the COMMISSION, for purposes of sub-paragraph (a) above:

          (i) "security issued by the government of the United States" shall NOT be deemed to include any indirect obligations of the government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the government of the United States, irrespective of the obligation's initial or remaining maturity (e.g., U.S. Treasury and GNMA); and

          (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be EXCEPTED SECURITIES.

11. NON-DISCRETIONARY ACCOUNT means any account over which an ACCESS PERSON has delegated full investment discretion to an independent third party by agreement, retaining no ability to influence specific trades.

12. SECURITY HELD OR TO BE ACQUIRED means: any COVERED SECURITY that, within the most recent 15 days, (i) is or has been held by the Fund; or is being or has been considered by the USAA FUND or its investment adviser for purchase by the USAA FUND; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY described in paragraph 8 of this section.

13. SECURITY FUTURE means a contract of sale for future delivery of a single security or of a "narrow-based security index," which generally means an index that (1) has 9 or fewer component securities, (2) in which a component security comprises more than 30% of the weighting of the index,
     (3) in which the 5 highest weighted  component  securities in the aggregate comprise more than 60% of the weighting of the index, OR (4) in which the lowest weighted component securities comprising, in the aggregate, 25% of the weighting of the index have an aggregate dollar value of average daily trading volume of less than $50 million (or in the case of an index with 15 or more component securities, $30 million).

     The term SECURITY FUTURE does not include certain forward contracts, swaps, caps, collars, floors and over-the-counter options (other than options on foreign currencies, options on baskets of currencies, options on a security or options on an index of securities).

     [This  definition  is a summary of the  definition  of  SECURITY  FUTURE in
     Section 3(a)(55) of the Securities Exchange Act of 1934. You should consult with the Chief Compliance Officer (or his designee) if you have any doubt about whether a particular investment transaction you contemplate involves a SECURITY FUTURE.]

14. USAA FUNDS means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the Board of Trustees or trustees of which adopts this Code; USAA Mutual Funds Trust.

15. REPORTABLE USAA FUND means any USAA FUND, other than USAA money market funds.


DEFINED TRANSACTIONS

16. EXCESSIVE TRADING is defined as either (i) transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term
     Fund) that violate any short-term trading restriction described in each REPORTABLE USAA FUND'S prospectus or (ii) a transaction in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term
     Fund) which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund or the USAA Short-Term Fund) occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same REPORTABLE USAA FUND.

17. INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to broker-dealer reporting requirements of the Securities Exchange Act of 1934.

18. LIMITED OFFERING means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as private placements, transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts, including hedge funds.

19. PERSONAL SECURITIES TRANSACTION means the execution, either directly or indirectly, of any "purchase or sale of a security."

20. PURCHASE OR SALE OF A COVERED SECURITY shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a COVERED SECURITY, by which a person (other than a USAA FUND or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect BENEFICIAL OWNERSHIP interest.

     Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

          (a) involving a security or securities account over which a person has no direct or indirect influence or control;

          (b) which is nonvolitional on the part of the person by or for whom the transaction is effected;

          (c) which is effected pursuant to an automatic dividend reinvestment plan; or

          (d)  involving either:

               (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

               (ii) the sale of any such rights so acquired.

21. BENEFICIAL OWNERSHIP and BENEFICIAL OWNER shall have the meanings accorded to them in Appendix B to this Code.

22. SHORT-TERM MATCHED PROFIT TRANSACTION means the combination of any "personal securities transaction" (the SUBJECT TRANSACTION) in a COVERED SECURITY which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") COVERED SECURITY occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction, regardless of the method chosen for tax reporting purposes. Transactions are viewed across all account types. For example, a purchase in an IRA account and sale of the same or equivalent security in a personal brokerage account within 60 days at a gain would be a violation of this restriction.

OTHER DEFINITIONS

23. CHIEF COMPLIANCE OFFICER means the AVP, Mutual Funds Compliance, or any other individual designated by the Committee to meet the responsibilities of such officer on an interim basis. Office of the Chief Compliance Officer means the employees designated to receive and review reports and address issues of personal trading, by the Chief Compliance Officer (CCO) and to act for the CCO in the absence of the CCO.

24. FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SECURITIES AND EXCHANGE COMMISSION (SEC) or the U.S. Department of the Treasury.

25. UNLAWFUL ACTIONS means it is unlawful for any REPORTING PERSON in connection with the purchase or sale, directly or indirectly, by the person of a SECURITY HELD OR TO BE ACQUIRED by a USAA FUND or other IMCO-managed account: (1) to employ any device, scheme or artifice to defraud the USAA FUND or other-IMCO managed account; (2) to make any untrue statement of a material fact to the USAA FUND or other IMCO-managed account or omit to state a material fact necessary in order to make the statements made to the USAA FUND or other IMCO-managed account, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA FUND or other IMCO-managed account; or (4) to engage in any manipulative practice with respect to the USAA FUND or other IMCO-managed account.

26. IMPERMISSIBLE CONDUCT means engaging in EXCESSIVE TRADING in a REPORTABLE USAA FUND.

                        APPENDIX B - BENEFICIAL OWNERSHIP

   For purposes of the Code, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

   The pecuniary-interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations that MIGHT not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"
   Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, for example, securities held for you by custodians, brokers, relatives, executors, administrators or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner and securities owned by any corporation that you control.

   Set forth below are some examples of how beneficial ownership may arise in different contexts.

   FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you (but does not include aunts, uncles, nieces and nephews). The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household and you share finances. This includes accounts protected under a pre-nuptial agreement. However, you also may be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent UPON you.

   PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner generally will not be deemed to own securities held by a limited partnership beneficially provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

   TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

   ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary, unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

SOME PRACTICAL EXAMPLES OF BENEFICIAL OWNERSHIP

     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by your spouse or minor children

     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, son- or daughter-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you)

     |X| Ownership,  partnership  interest  or  similar  interest  in a  COVERED
         SECURITY or REPORTABLE USAA FUND accounts held by a corporation, general or limited partnership or similar entity you control

     |X| Right to receive dividends or interest from a COVERED SECURITY or REPORTABLE USAA FUND even if that right is separate or separable from the underlying securities

     |X| Interest in a COVERED SECURITY or REPORTABLE USAA FUND held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

     |X| Right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative" COVERED SECURITY

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"
   For purposes of the Code, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you AND who is not economically dependent upon you.

"INFLUENCE OR CONTROL"
   Supplementing the foregoing principles of beneficial ownership is a further concept of

"direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Code with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

   To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise effect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be in which the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples in which influence or control does not exist would be a true blind trust or securities held by a limited partnership in which the covered person's only participation is as a noncontrolling limited partner. The determining factor in each case will be whether the covered person has ANY direct or indirect influence or control over the subject security or securities account. You are presumed under the Code to have "influence or control" as a result of having the following:

     |X| Investment control (sole or shared) over a personal brokerage account

     |X| Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse's assets (subject to the approval of the CHIEF COMPLIANCE OFFICER)

     |X| Investment control (sole or shared) over an account in the name of any family member, friend or acquaintance

     |X| Involvement in an investment club

     |X| Trustee power over an account

     |X| An active power of attorney or limited trading authorization over an account

     APPENDIX C - PRE-CLEARANCE AND REPORTING REQUIREMENTS BY SECURITY TYPE

This list is not all inclusive and may be updated from time to time.

======================================================================================================================
                       Security Type                        Pre-clearance Required?   Transactions and Holdings
                                                            (Only for Pre-Clearance      Reporting Required?
                                                                 Personnel)
                                                                                        (For Access Persons
                                                                                        and Pre-Clearance
                                                                                        Personnel)

----------------------------------------------------------------------------------------------------------------------
Open-end investment companies that are not
Reportable USAA  Funds                                      No                        No
--------------------------------------------------------------------------------------------------------------------
Reportable USAA Funds                                       No                        Yes
--------------------------------------------------------------------------------------------------------------------
529 plans                                                   No                        No
--------------------------------------------------------------------------------------------------------------------
Equity securities                                           Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
Exchange Traded Funds (ETFs)                                Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
Closed-end funds                                            Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
Municipal bond securities                                   Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
Corporate bond securities                                   Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
High yield securities                                       Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
U.S. Treasury  securities and other  obligations            No                        No
backed by  the good faith and credit of the
U.S. government (GNMA)
--------------------------------------------------------------------------------------------------------------------
Debt obligations that are NOT backed by the good faith and  Yes                       Yes
credit of the U.S. government (FNMA or FHLMC)
--------------------------------------------------------------------------------------------------------------------
Foreign government issued securities                        Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
Money market instruments                                    No                        No
--------------------------------------------------------------------------------------------------------------------
Limited offerings (Private placements)                      Yes (use disclosure form  Yes
                                                            in Protegent PTA)
--------------------------------------------------------------------------------------------------------------------
Security Future                                             Yes                       Yes
--------------------------------------------------------------------------------------------------------------------
Options, forwards and futures on commodities                No                        No
--------------------------------------------------------------------------------------------------------------------
Options on securities                                       Yes                       Yes
----------------------------------------------------------- ------------------------- -----------------------------
Futures on securities indexes                               No                        No
--------------------------------------------------------------------------------------------------------------------
Interests in variable annuity products                      No                        No
--------------------------------------------------------------------------------------------------------------------
American Depositary Receipts (ADRs)                         Yes                       Yes
--------------------------------------------------------------------------------------------------------------------

               APPENDIX D -REPORTING REQUIREMENTS BY ACCOUNT TYPE

This list is not all inclusive and may be updated from time to time.

======================================================================================================================
                       Account Type                                            Reporting Required?*
----------------------------------------------------------------------------------------------------------------------
USAA Brokerage account                                     Yes
----------------------------------------------------------------------------------------------------------------------
Non-USAA Brokerage account                                 Yes
----------------------------------------------------------------------------------------------------------------------
USAA Mutual Fund account                                   Yes (Access Persons and Pre-Clearance Personnel only)
----------------------------------------------------------------------------------------------------------------------
Non-USAA Mutual Fund account                               No
----------------------------------------------------------------------------------------------------------------------
DRIP (Dividend Reinvestment Program) Account               Yes
----------------------------------------------------------------------------------------------------------------------
ESOP (Employee Stock Option Plan) account                  Yes
----------------------------------------------------------------------------------------------------------------------
ESPP (Employee Stock Purchase Plan) account                Yes
----------------------------------------------------------------------------------------------------------------------
401k account (only if it includes the ability to trade     Yes
individual stocks)
----------------------------------------------------------------------------------------------------------------------
Stock Certificates                                         Yes
----------------------------------------------------------------------------------------------------------------------
Oil, Gas, or Other Mineral Rights                          Yes
----------------------------------------------------------------------------------------------------------------------
Non-discretionary managed accounts (i.e., USAA Private     Yes
Investment Management; require prior approval)
----------------------------------------------------------------------------------------------------------------------
USAA Strategic Fund Adviser program investments            No
----------------------------------------------------------------------------------------------------------------------
USAA Global Opportunities Program product                  No
----------------------------------------------------------------------------------------------------------------------

*If "Yes" then reporting is required for your accounts, your spouse's accounts, your dependent children's accounts, and any other person's accounts as defined in Appendix B.

                       USAA INVESTMENT MANAGEMENT COMPANY
             USAA FINANCIAL PLANNING SERVICES INSURANCE AGENCY, INC.
                           POLICY STATEMENT CONCERNING
                                 INSIDER TRADING


I.   POLICY STATEMENT

     USAA Investment Management Company (IMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) each forbid any officer, director or employee from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "Insider Trading." This policy applies to every officer, director and employee of IMCO and FPS and extends to activities within and outside their duties at IMCO or FPS. Every officer, director and employee must read and retain this Policy Statement.

     This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures and options.

     A.   WHAT IS INSIDER TRADING?
          The term Insider Trading is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an "Insider") or to communications of material nonpublic information to others.

          While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

          1. Trading by an Insider while in possession of material nonpublic information,

          2. Trading by a noninsider while in possession of material nonpublic information, where the information either was disclosed to the noninsider in violation of an Insider's duty to keep it confidential or was misappropriated or

          3.   Communicating material nonpublic information to others.

          The elements of Insider Trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions you should consult the CHIEF COMPLIANCE OFFICER.

     B.   WHO IS AN INSIDER?
          The concept of Insider is broad. It may include officers, directors and employees of any public company. In addition, a person can be a "temporary insider" if he or

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          she enters into a special  confidential  relationship  in conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, IMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

     C.   WHAT IS MATERIAL  INFORMATION?
          Trading on inside information is not a basis for liability unless the information is material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

          Material Information does not have to relate to a company's business. For example, in CARPENTER V. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable.

     D.   WHAT IS NONPUBLIC INFORMATION?
          Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

II.  PROCEDURES TO IMPLEMENT IMCO/FPS'S POLICY CONCERNING INSIDER TRADING

     A. All reporting persons as defined in the Code must affirm in writing upon initial employment and at least annually thereafter, their receipt of, familiarity with, understanding of and agreement to comply with the USAA Investment Code of Ethics, IMCO/FPS Insider Trading Policy and the USAA Funds' Portfolio Holdings Policy.

     B.   IDENTIFYING INSIDER INFORMATION
          Before trading for yourself or others, including mutual funds or private accounts managed by IMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

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          1.   Is the information material? Is this information that an investor
               would  consider   important  in  making  his  or  her  investment
               decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

          2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

               If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

               1. Report the matter immediately to the CHIEF COMPLIANCE OFFICER in writing.

               2. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO.

               3. Do not communicate the information inside or outside IMCO/FPS, other than to the CHIEF COMPLIANCE OFFICER.

               4. After the CHIEF COMPLIANCE OFFICER has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Such communication shall be written.

     C.   RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

          In the event that you identify certain information as MATERIAL and NONPUBLIC, such information may be inside information and may not be communicated to anyone, including persons within IMCO/FPS, except as provided in Paragraph B above. In addition, care should be taken so that such information is secure and treated as confidential information.

     D.   RESOLVING ISSUES CONCERNING INSIDER TRADING
          If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the CHIEF COMPLIANCE OFFICER before trading or communicating the information to anyone.

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III.      SUPERVISORY PROCEDURES FOR CONTROL OF INSIDER TRADING

          The role of the CHIEF COMPLIANCE OFFICER is critical to the implementation and maintenance of IMCO/FPS's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of Insider Trading and detection of Insider Trading.

          A.   PREVENTION OF INSIDER TRADING
               To prevent Insider Trading, the CHIEF COMPLIANCE OFFICER shall:

               1. Provide, at least annually, an educational program to familiarize IMCO and FPS officers, directors and employees with IMCO/FPS's Policy and Procedures.

               2.   Answer questions regarding IMCO/FPS's Policy and Procedures,
                    to  include   Insider   Trading   and   material   nonpublic
                    information transactions.

               3.   Resolve  issues  of  whether  information   received  by  an
                    officer, director or employee of IMCO or FPS is material and nonpublic.

               4. Review on a regular basis and update as necessary IMCO/FPS's Policy and Procedures.

               5. When it has been determined that an officer, director or employee of IMCO or FPS has material nonpublic information:

                    i.   implement  measures  to prevent  dissemination  of such
                         information,     including    measures    to    prevent
                         dissemination to subadvisers; and

                    ii. if necessary, restrict officers, directors and employees from trading the securities, maintain a Restricted List to include security description, symbol, date restricted and date restriction removed, and communicate such restriction to applicable employees.

               6. Promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee for clearance to trade in specified securities.

          B.   DETECTION OF INSIDER TRADING
               To detect Insider Trading, the CHIEF COMPLIANCE OFFICER or his designee shall:

               1. review the trading activity reports from the code of ethics system certified by each officer, director and employee,

               2. review the trading activity of mutual funds and any other investment

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

                    accounts managed by IMCO,

               3.   review trading activity of IMCO's own account, and

               4. coordinate the review of such reports with other appropriate officers, directors or employees of IMCO or FPS.

          C.   SPECIAL REPORTS
               Promptly, upon learning of a potential violation of IMCO/FPS's Policy and Procedures to Detect and Prevent Insider Trading, the Chief Compliance Officer should consult with appropriate USAA counsel and take appropriate action.

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                             USAA MUTUAL FUNDS TRUST

                     DISCLOSURE OF PORTFOLIO HOLDINGS POLICY

GENERAL STATEMENT OF POLICY

       This policy of USAA Mutual Funds Trust, (the Funds) has been developed to prevent possible misuse of material nonpublic portfolio holdings information of the Funds. This policy applies to all directors, officers, employees and agents who have roles and responsibilities related to the Funds.

PURPOSE OF POLICY

       The Funds' portfolio holdings may be material nonpublic information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws. This policy is designed to prevent the possible misuse of knowledge of the Funds' portfolio holdings.

POLICY

       The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds. Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

PROCEDURES

       To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports), Form N-Q (i.e., quarterly portfolio holdings reports) and any portfolio holdings made available on usaa.com.

       The Funds' general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

     |X| Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys and Access Persons under the Funds' Code);

     |X| Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose or misuse the information (e.g., custodians, accounting agents, securities lending agents, subadvisers, rating agencies and proxy voting agents);

     |X| As disclosed in each Fund's Statement of Additional Information (SAI); and

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

     |X|  As required by law or a regulatory body.

         So, whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information which (i) has been filed with the SEC, or (ii) is available on usaa.com, that request may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers. In addition, any request from a person or entity listed on Exhibit A seeking a Fund's portfolio holdings information may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers.

         Whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), Securities Counsel or their designee(s), who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI. A report will be made to a Fund's Board of Trustees at each quarterly meeting about (i) any determinations made by the CCO, Securities Counsel or their designee(s) pursuant to the procedures set forth in this paragraph, and (ii) any violations of this policy.

RECORD RETENTION

         The CCO, Securities Counsel or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

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                                    EXHIBIT A

I.   ARRANGEMENTS TO DISCLOSE PORTFOLIO HOLDINGS

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Investment Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund's portfolio holdings. A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on nonpublic information, imposed by law and/or agreement. These service providers include each Fund's:

|X|  Investment adviser and subadviser(s);
|X|  Custodian;
|X|  Administrator;
|X|  Securities lending agent;
|X|  Auditors;
|X|  Internal auditors when necessary to conduct audit-related work;
|X|  Attorneys;
|X|  Accounting agent;
|X|  Proxy voting agent; and
|X|  Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

|X|  Mutual fund evaluation services such as Lipper Analytical Services;
|X|  Rating agencies; and
|X| Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.  SCHEDULED DISCLOSURE OF PORTFOLIO HOLDINGS

     |X| Each Fund intends to post its annual and semiannual reports and quarterly schedules of portfolio holdings on usaa.com after these reports are filed with the Securities and Exchange Commission (which typically occurs approximately 60 days after the end of each fiscal quarter).

     |X| Each Fund (except for the USAA money market funds, the USAA Total Return Strategy Fund and the Target Retirement Funds) intends to post its top 10 holdings on usaa.com 15 days following the end of each month. The Target Retirement Funds intend to post all underlying USAA Fund holdings on usaa.com 15 days following the end of each month. This information will also be made available on USAA Investment Management Company's intranet.

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

     |X| Approximately 60 days after the end of each fiscal quarter, a Fund's portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor's and Morningstar.

     |X| For the last month of each quarter, after each Fund's top 10 holdings (or all USAA fund holdings for the Target Retirement Funds) are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor's, Thomson Financial and Value Line.


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